                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17565, 333-33475 and 333-44371) of Renaissance Worldwide, Inc. of our report which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests on Renaissance Solutions, Inc. and its subsidiaries as of December 31, 1996 and for the two years in the period ended December 31, 1996, dated February 28, 1997, appearing on page 16 of this Form 8-K.




Deloitte & Touche LLP
Boston, Massachusetts
November 5, 1998